                                                                     Exhibit 3.2

                                     BY-LAWS
                                     -------
                                       OF
                                       --
                            UNIFRAX INVESTMENT CORP.
                            ------------------------



                                    ARTICLE I
                                    ---------

                            Meetings of Stockholders
                            ------------------------

                  Section 1. ANNUAL MEETINGS. The annual meeting of stockholders shall be held at such time and place and on such date in each year as may be fixed by the board of directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

                  Section 2. SPECIAL MEETINGS. Special meetings of the stockholders shall be called upon the written request of the chairman of the board of directors, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

                  Section 3. NOTICES OF MEETINGS. Unless waived, and except as provided in Section 230 of the General Corporation Law of the State of Delaware, written notice of each annual or special meeting stating the date, time, place and purposes thereof shall be given by personal delivery or by mail to each stockholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty days nor less than ten days before any such meeting. If mailed, such notice shall be directed to the stockholder at his address as the same appears upon the records of the Corporation. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or under these By-Laws.

                  Section 4. PLACE OF MEETINGS. Meetings of stockholders shall be held at the principal office of the Corporation unless the board of directors determines that a meeting shall be held at some other place within or without the State of Delaware and causes the notice thereof to so state.

                  Section 5. QUORUM. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these By-Laws to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion; and provided, further, that if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum of such class, and the affirmative vote of the majority of shares of such class so present shall be the act of such class. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

                  Section 6. RECORD DATE. The board of directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of stockholders entitled to (i) receive notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (ii) receive payment of any dividend or other distribution or allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of stock. Such record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors. Such record date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days before the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, nor more than ten days after the date on which the resolution fixing the record date for such written consent is adopted by the board of directors, as the case may be.

                  If a record date shall not be fixed in respect of any such matter, the record date shall be determined in accordance with the General Corporation Law of the State of Delaware.

                  Section 7. PROXIES. A person who is entitled to attend a stockholders' meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.



                                   ARTICLE II
                                   ----------
                                   DIRECTORS
                                   ---------

                  Section 1. NUMBER OF DIRECTORS. Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be stockholders, shall be two
(2). The number of directors may be fixed or changed by amendment of these By-Laws or by resolution of the board of directors.

                  Section 2. ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting of stockholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any stockholder entitled to vote at such election, but unless such request is made the election may be conducted in any manner approved at such meeting.

                  At each meeting of stockholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

                  Section 3. TERM OF OFFICE. Each director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

                  Section 4. REMOVAL. All the directors, or all the directors of a particular class, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed.

                  Section 5. VACANCIES. Vacancies in the board of directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is held. Stockholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the stockholders called for that purpose, and any directors elected at any such meeting of stockholders shall serve until the next annual election of directors and until their successors are elected and qualified.

                  Section 6. QUORUM AND TRANSACTION OF BUSINESS. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

                  Section 7. ANNUAL MEETING. Annual meetings of the board of directors shall be held immediately following annual meetings of the stockholders, or as soon thereafter as is practicable. If no annual meeting of the stockholders is held, or if directors are not elected thereat, then the annual meeting of the board of directors shall be held immediately following any special meeting of the stockholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the stockholders, it shall be held at the same place at which such stockholders' meeting was held.

                  Section 8. REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such times and places, within or without the State of Delaware, as the board of directors may, by resolution, from time to time determine. The secretary shall give notice of each such resolution to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

                  Section 9. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board, the president, any vice president or any two members of the board of directors, and shall be held at such times and places, within or without the State of Delaware, as may be specified in such call.

                  Section 10. NOTICE OF ANNUAL OR SPECIAL MEETINGS. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to attend the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight hours prior to the meeting and directed to the residence of each director as shown upon the secretary's records. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.

                  Section 11. COMPENSATION. The directors, as such, shall be entitled to receive such reasonable compensation, if any, for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.



                                   ARTICLE III
                                   -----------
                                   COMMITTEES
                                   ----------

                  Section 1. EXECUTIVE COMMITTEE. The board of directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of three or more directors, the members of which shall be elected by the board of directors to serve during the pleasure of the board. If the board of directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the board of directors, possess and may exercise all of the powers of the board of directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors or except as provided by law. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the board of directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

                  Section 2. MEETINGS OF EXECUTIVE COMMITTEE. Subject to the provisions of these By-Laws, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the board of directors, and it shall also meet at the call of the chairman of the board, the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 10 of Article II relating to the notice required to be given of meetings of the board of directors shall also apply to meetings of the members of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

                  Section 3. OTHER COMMITTEES. The board of directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the board of directors. The provisions of Section 1 and
Section 2 of this Article shall govern the appointment and action of such committees so far as consistent, unless otherwise provided by the board of directors. Vacancies in such committees shall be filled by the board of directors or as the board of directors may provide.


                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

                  Section 1. GENERAL PROVISIONS. The board of directors shall elect a president, such number of vice presidents, if any, as the board may from time to time determine, a secretary and a treasurer. The board of directors may also elect a chairman of the board of directors and may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The chairman of the board, if one be elected, shall be, but the other officers need not be, chosen from among the members of the board of directors. Any two or more of such offices, other than those of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

                  Section 2. TERM OF OFFICE. The officers of the Corporation shall hold office during the pleasure of the board of directors, and, unless sooner removed by the board of directors, until the annual meeting of the board of directors following the date of their election and until their successors are chosen and qualified. The board of directors may remove any officer at any time, with or without cause. Subject to the provisions of Section 6 of Article V of these By-Laws, a vacancy in any office, however created, shall be filled by the board of directors.


                                    ARTICLE V
                                    ---------
                               DUTIES OF OFFICERS
                               ------------------

                  Section 1. CHAIRMAN OF THE BOARD. The chairman of the board, if one be elected, shall be the chief executive officer of the Corporation, shall preside at all meetings of the board of directors and meetings of stockholders and shall have such other powers and duties as may be prescribed by the board of directors.

                  Section 2. PRESIDENT. The president shall be the chief operating officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the board of directors. If no chairman of the board be elected, the president shall be the chief executive officer of the Corporation. In the absence of the chairman of the board, or if none be elected, the president shall preside at meetings of stockholders. The president shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by the General Corporation Law of the State of Delaware and such others as the board of directors may from time to time assign to him.

                  Section 3. VICE PRESIDENTS. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the board of directors, the chairman of the board or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

                  Section 4. SECRETARY. The secretary shall keep minutes of all the proceedings of the stockholders and the board of directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of stockholders and directors; shall produce on request at each meeting of stockholders a certified list of stockholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the board of directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the board of directors, the chairman of the board or the president.

                  Section 5. TREASURER. The treasurer shall have general supervision of all finances; he shall have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the board of directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required; and he shall have such other powers and duties as may from time to time be assigned to him by the board of directors, the chairman of the board or the president.

                  Section 6. ASSISTANT AND SUBORDINATE OFFICERS. Each other officer shall perform such duties as the board of directors, the chairman of the board or the president may prescribe. The board of directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

                  Section 7. DUTIES OF OFFICERS MAY BE DELEGATED. In the absence of any officer of the Corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.


                                   ARTICLE VI
                                   ----------
                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

                  Section 1 INDEMNIFICATION IN NON-DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  Section 2. INDEMNIFICATION IN DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 3. INDEMNIFICATION AS A MATTER OF RIGHT. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 4. DETERMINATION OF CONDUCT. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  Section 5. ADVANCE PAYMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

                  Section 6. NONEXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  Section 7. LIABILITY INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

                  Section 8. CORPORATION. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  Section 9. EMPLOYEE BENEFIT PLANS. For purposes of this
Article VI, references to any "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

                  Section 10. CONTINUATION. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



                                   ARTICLE VII
                                   -----------
                             CERTIFICATES FOR SHARES
                             -----------------------

                  Section 1. FORM AND EXECUTION. Certificates for shares, certifying the number of full-paid shares owned, shall be issued to each stockholder in such form as shall be approved by the board of directors. Such certificates shall be signed by the chairman or vice-chairman of the board of directors or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that the signatures of any of such officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

                  Section 2. REGISTRATION OF TRANSFER. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

                  Section 3. LOST, DESTROYED OR STOLEN CERTIFICATES. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrong- fully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances, if any, satisfac- tory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

                  Section 4. REGISTERED STOCKHOLDERS. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.



                                  ARTICLE VIII
                                  ------------
                                  FISCAL YEAR
                                  -----------

                  The fiscal year of the Corporation shall commence on such date in each year as shall be designated from time to time by the board of directors. In the absence of such designation, the fiscal year of the Corporation shall commence on January 1 in each year.

                                   ARTICLE IX
                                   ----------
                                      SEAL
                                      ----

                  The board of directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the Corporation.



                                    ARTICLE X
                                    ---------
                                   AMENDMENTS
                                   ----------

                  These By-Laws shall be subject to alteration, amendment, repeal, or the adoption of new By-Laws either by the affirmative vote or written consent of a majority of the whole board of directors, or by the affirmative vote or written consent of the holders of record of a majority of the outstanding stock of the Corporation, present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present.